Exhibit 10.5

AMENDMENT NO. 4
TO THE NORTH AMERICAN COAL CORPORATION
DEFERRED COMPENSATION PLAN FOR MANAGEMENT EMPLOYEES
(As Amended and Restated Effective as of November 1, 2001)
WITH RESPECT TO
THE AMERICAN JOBS CREATION ACT OF 2004

     WHEREAS, The North American Coal Corporation (the “Company”) adopted an amended and restated Deferred Compensation Plan for Management Employees (the “Plan”) effective as of November 1, 2000 and has since amended the Plan; and

     WHEREAS, the Plan is classified as a “nonqualified deferred compensation plan” under the Internal Revenue Code of 1986, as amended (the “Code”); and

     WHEREAS, the American Jobs Creation Act of 2004, P.L. 108-357 (the “AJCA”) added a new Section 409A to the Code, which significantly changed the Federal tax law applicable to “amounts deferred” under the Plan after December 31, 2004; and

     WHEREAS, pursuant to the AJCA, the Secretary of the Treasury and the Internal Revenue Service will issue proposed, temporary or final regulations and/or other guidance with respect to the provisions of new Section 409A of the Code (collectively, the “AJCA Guidance”); and

     WHEREAS, the AJCA Guidance has not yet been issued; and

     WHEREAS, pursuant to Article V of the Plan, all amounts credited to a Participant’s Account under the Plan are 100% vested; and

     WHEREAS, to the fullest extent permitted by Code Section 409A and the AJCA Guidance, the Company wants to protect the “grandfathered” status of the Excess Retirement Benefits that were deferred prior to January 1, 2005.

     NOW THEREFORE, the Company hereby adopts this Amendment No. 4 to the Plan, which amendment is intended to (1) allow amounts deferred prior to January 1, 2005 (including any earnings thereon) to qualify for “grandfathered” status and continue to be governed by the law applicable to nonqualified deferred compensation, and the terms of the Plan as in effect, prior to the addition of Code Section 409A and (2) cause amounts deferred after December 31, 2004 to be deferred in compliance with the requirements of Code Section 409A.

Words used herein with initial capital letters which are defined in the Plan are used herein as so defined and the provisions hereof shall be effective January 1, 2005.

Section 1

     Article I of the Plan is hereby amended by adding a new Section 1.6 to the end thereof, to read as follows:

     “Section 1.6 American Jobs Creation Act (AJCA).

     (a) It is intended that the Plan (including all Amendments thereto) comply with the provisions of Section 409A of the Code, as enacted by AJCA, so as to prevent the inclusion in gross income of any Excess Retirement Benefit hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be distributed or made available to the Participants. The Plan shall be administered in a manner that will comply with Section 409A of the Code, including any proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (collectively with the AJCA, the “AJCA Guidance”). Any Plan provisions (including, without limitation, those added or amended by Amendment No. 4) that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the AJCA Guidance).

     (b) The Plan Administrator shall not take any action that would violate any provision of Section 409A of the Code. It is intended that, to the extent applicable, all Participant elections hereunder will comply with Code Section 409A and the AJCA Guidance. The Plan Administrator is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply with the requirements thereof (including any transition or grandfather rules thereunder). In this regard, the Plan Administrator is authorized to permit Participant elections with respect to amounts deferred after December 31, 2004 and is also permitted to allow the Participants the right to amend or revoke such elections in accordance with the AJCA Guidance.

     (c) The effective date of Amendment No. 4 to this Plan is January 1, 2005. This Amendment creates additional Sub-Accounts (where necessary) (i) to reflect amounts that are “deferred” (as such term is defined in the AJCA Guidance) as of December 31, 2004 (and earnings thereon) (collectively, the “Grandfathered Sub-Accounts”) and (ii) to reflect amounts that are deferred after December 31, 2004 (and earnings thereon) (the “Post-2004 Sub-Accounts”). Amendment No. 4 also modifies the distribution elections and provisions for the Post-2004 Sub-Accounts to comply with the requirements of Code Section 409A.

     (d) In furtherance of, but without limiting the foregoing, any Excess Retirement Benefit that is deemed to have been deferred prior to January 1, 2005 and that qualifies for “grandfathered status” under Section 409A of the Code shall continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A to the Code and shall be subject to the terms and conditions specified in the Plan as in effect prior to the effective date of Amendment No. 4. In particular, to the extent permitted under AJCA Guidance:

     (i) No additional VAP Deferral Benefits are permitted under the Plan and, as a result, the VAP Deferral Sub-Account shall be classified as a Grandfathered Sub-Account and shall be paid under the terms of the Plan as in effect prior to January 1, 2005; and

     (ii) Amounts allocated to a Participant’s Excess 401(k) Sub-Account and Excess Matching Sub-Account as of December 31, 2004 shall be credited to the Participant’s Grandfathered Sub-Accounts and shall be paid under the terms of the Plan as in effect prior to January 1, 2005; and

     (iii) Amounts allocated to a Participant’s Excess Profit Sharing Account as of December 31, 2004 including, to the extent permitted by the AJCA Guidance, the Excess Profit Sharing Benefit for the 2004 Plan Year (which is allocated to Participants’ Accounts in 2005), shall be credited to the Participant’s Grandfathered Sub-Account and shall be paid under the terms of the Plan as in effect prior to January 1, 2005.”

Section 2

     Section 2.1 of the Plan is hereby amended by adding the following sentences to the end thereof, to read as follows:

     “In addition, the Sub-Accounts shall be further subdivided as follows: (a) the Excess Profit Sharing Sub-Account shall be divided into the Pre-2005 Excess Profit Sharing Sub-Account and the Post-2004 Excess Profit Sharing Sub-Account; (b) the Excess 401(k) Sub-Account shall be divided into the Pre-2005 Excess

401(k) Sub-Account and the Post-2004 Excess 401(k) Sub-Account and (c) the Excess Matching Sub-Account shall be divided into the Pre-2005 Excess Matching Sub-Account and the Post-2004 Excess Matching Sub-Account. The Pre-2005 Excess Profit Sharing Sub-Account, the Pre-2005 Excess 401(k) Sub-Account, the Pre-2005 Excess Matching Sub-Account and the LTIP Deferral Sub-Account shall be referred to herein collectively as the “Grandfathered Sub-Accounts” and the remainder of such Sub-Accounts shall be referred to herein as the “Post-2004 Sub-Accounts.”

Section 3

     Section 2.5 of the Plan is hereby amended by adding the following new sentence to the end thereof, to read as follows:

     “Notwithstanding the foregoing, the timing and crediting of Bonuses hereunder shall be as specified in Section 3.1.”

Section 4

     Section 2.10(c)(i) of the Plan is hereby amended by deleting the phrase “Profit Sharing Employee” and replacing it with the phrase “Salaried Profit Sharing Employee” therein.

Section 5

     Section 2.15 of the Plan is hereby amended in its entirety to read as follows:

     “Section 2.15 Unforeseeable Emergency shall mean an event which results in a severe financial hardship to the Participant as a consequence of (a) an illness or accident of the Participant, the Participant’s spouse or a dependent within the meaning of Code Section 152, (b) loss of the Participant’s property due to casualty or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.”

Section 6

     Article II of the Plan is hereby amended by adding the following new definitions to the end thereof, to read as follows:

     “Section 2.18 Bonus shall mean any bonus under The North American Coal Corporation Annual Incentive Compensation Plan that would be taken into account as Compensation under the Savings Plan, which is earned with respect to services performed by a Participant during a Plan Year (whether or not such Bonus is actually paid to the Participant during such Plan Year). An election to defer a Bonus under this Plan must be made before the period in which the services are performed which gives rise to such Bonus.

     Section 2.19 Key Employee shall mean a key employee, as defined in Section 416(i) of the Code (without regard to paragraph (5) thereof) of an Employer, as long as the Company (or a related entity) is a corporation, any stock of which is publicly traded on an established securities market or otherwise.

     Section 2.20 Termination of Employment means a separation of service as defined in the AJCA Guidance issued under Code Section 409A.”

Section 7

     Section 3.1(a) of the Plan is hereby amended in its entirety to the end thereof to read as follows:

     “(a) Amount of Excess 401(k) Benefits. Each Participant may, within 30 days after the Plan becomes effective as to him and on or prior to each December 31st thereafter, by completing an approved deferral election form, direct his Employer to reduce his Compensation for the balance of the Plan Year in which the Plan becomes effective as to him (but only with respect to Compensation payable for periods of service commencing after the Participant so directs) or for the Plan Year following any such December 31, respectively, by an amount equal to the difference between (i) a specified percentage, in 1% increments, with a maximum of 25%, of his Compensation for the Plan Year, and (ii) the maximum Before-Tax Contributions actually permitted to be contributed for him to the Savings Plan for such Plan Year by reason of the application of the limitations under Sections 402(g), 401(a)(17), 401(k)(3), 414(v) and 415 of the Code. All amounts deferred under this Section shall be referred to herein collectively as the “Excess 401(k) Benefits.” Notwithstanding the foregoing, a Participant’s direction to reduce a Bonus earned during a particular Plan Year shall be made no later than December 31st of the Plan Year preceding the Plan Year in which the Bonus commences to be earned (or, in the case of the first year in which a Participant becomes eligible to participate in the Plan, within 30 days after the Plan becomes effective as to him) and, as a result, Bonuses that are paid in 2005 shall not be taken into account for purposes of calculating Excess 401(k) Benefits hereunder.”

Section 8

     Section 3.1(c) of the Plan is hereby amended by adding the following new sentences to the end thereof, to read as follows:

     “Notwithstanding the foregoing, with respect to amounts that are allocated to a Participant’s Post-2004 Excess 401(k) Sub-Account, (i) the Participant may elect to receive a distribution on the date on which he incurs a Termination of Employment or the date he attains a specified age (or the earlier of such dates) and (ii) with respect to a Key Employee, a distribution on account of Termination of Employment may not be made before the date which is six months after the date of the Key Employee’s Termination of Employment (or, if earlier, the date of death), to the extent that Code Section 409A(a)(2)(B)(i) is applicable.”

Section 9

     Section 3.1(d) of the Plan is hereby amended by adding the following new sentence to the end thereof, to read as follows:

     “Notwithstanding the foregoing, all Participants must make a deferral election by December 31, 2004 in order to participate in the Plan for the 2005 Plan Year.”

Section 10

     Section 3.1(e)(ii) of the Plan is hereby amended by adding the following clause to the end thereof, to read as follows:

     “;provided, however, that the deferral of Excess 401(k) Benefits shall automatically resume at the end of such suspension period.”

Section 11

     Section 3.1(e) of the Plan is hereby amended by adding the following new clause (iv) to the end thereof, to read as follows:

     “(iv) The foregoing provisions shall apply only to the extent not prohibited by Code Section 409A.”

Section 12

     Section 3.3 of the Plan is hereby amended by adding the following new Subsection (e) to the end thereof, to read as follows:

     “(e) No additional LTIP Deferral Benefits shall be accepted under the Plan.”

Section 13

     Section 3.4 of the Plan is hereby amended by adding the following new sentence to the end thereof, to read as follows:

     “Participants shall have the ability to elect the payment date for the amounts allocated to their Post-2004 Excess Profit Sharing Sub-Account in accordance with the rules described in Section 3.1(c) hereof.”

Section 14

     Section 3.5 of the Plan is hereby amended by adding the following new Subsection (g) to the end thereof, to read as follows:

     “(g) The Employers shall make the above-described credits and debits to the Participant’s Grandfathered Sub-Accounts or the Post-2004 Sub-Accounts, as applicable, in accordance with Code Section 409A.”

Section 15

     Section 4.4(a) of the Plan is hereby amended in its entirety to read as follows:

     “(a) To the extent not prohibited by Code Section 409A, the Board of Directors of the Company (or the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) or the NACCO Industries, Inc. Benefits Committee (the “Benefits Committee”) may change (but not suspend) the earnings rate credited on Accounts hereunder at any time upon at least 30 days advance notice to Participants.”

Section 16

     Section 6.1(a) of the Plan is hereby amended in its entirety to read as follows:

     “(a) Time of Payment. Excess 401(k) and Matching Benefits, VAP Deferral Benefits and Post-2004 Excess Profit Sharing Benefits shall be paid (or commence to be paid) no later than the 30th day after the date specified in the election form applicable to such Benefits. Amounts allocated to a Participant’s Pre-2005 Excess Profit Sharing Sub-Account shall be paid at the same time that the Profit Sharing Contributions under the Savings Plan commence to be paid to the Participant.”

Section 17

     Section 6.1(b) of the Plan is hereby amended by adding the following sentences to the end thereof, to read as follows:

     “The foregoing provisions shall not apply to a Participant’s Post-2004 Excess 401(k) Sub-Account. The Participant shall elect a form of payment for his Post-2004 Excess 401(k) Sub-Account prior to December 31, 2004 (or when the Plan first becomes applicable to him, if later). He may elect to receive such Sub-Account in the form of a lump sum payment or in the form of annual installment payments (for 10 or fewer years), with the installment payments (if any) being calculated in accordance with the rules specified above. If the Participant does not make a timely election regarding the form of payment, his Post-2004 Excess 401(k) Sub-Account (and the related Post-2004 Excess Matching Sub-Account) shall be distributed in the form of a single lump sum payment. Once made, the election (or deemed election) of a form of payment shall be irrevocable except as specified in the following sentences. Notwithstanding the foregoing, a Participant may change his form of payment election (or deemed election) for his Post-2004 Excess 401(k) Sub-Account by filing a subsequent notice in writing, signed by the Participant and filed with the Plan Administrator. However, unless otherwise permitted in accordance with Code Section 409A, such election will not be effective unless (A) it is made not less than twelve months prior to the date that distribution would have been made absent such election, (B) the first payment under such election will be made no less than five years from the date payment would have been made absent such election (excluding distributions made on account of the death of the Participant), (C) such election will not take effect until at least twelve months after the date on which the election is made and (D) the election does not accelerate the form of payment.”

Section 18

     The second sentence of Section 6.1(d) of the Plan is hereby amended in its entirety to read as follows:

     “Payments made on account of an Unforeseeable Emergency shall be permitted only to the extent the amount does not exceed the amount reasonably necessary to satisfy the emergency need (plus an amount necessary to pay taxes reasonably anticipated as a result of the distribution) and may not be made to the extent such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent such liquidation would not itself cause severe financial hardship).”

Section 19

     Section 6.1(e)(i) of the Plan is hereby amended in its entirety to read as follows:

     “(i) The provisions of this Subsection shall apply notwithstanding any other provision of the Plan to the contrary but shall only apply to the amounts that are allocated to the Participant’s Grandfathered Sub-Accounts.”

Section 20

     Section 6.1(e)(iv) of the Plan is hereby amended by adding the following new sentence to the end thereof, to read as follows:

     “Such forfeitures shall inure to the benefit of the Employers and shall be used to pay Excess Retirement Benefits under the Plan and/or to pay the administrative expenses of the Plan.”

Section 21

     The last sentence of Section 6.1(f) of the Plan is hereby amended by deleting the phrase “The Nominating, Organization and Compensation Committee of the Board of Directors” and replacing it with the phrase “The Compensation Committee” therein.

Section 22

     Section 6.1 of the Plan is hereby amended by adding the following new Subsection (g) to the end thereof, to read as follows:

     “(g) Each of the foregoing provisions of this Section shall apply only to the extent permitted by Code Section 409A.”

Section 23

     Section 7.2 of the Plan is hereby amended by adding the following new Subsection (d) to the end thereof, to read as follows:

     “(d) Notwithstanding the foregoing, distributions to Beneficiaries of amounts that are allocated to Participants’ Post-2004 Sub-Accounts shall be made in a manner that satisfies the requirements of Code Section 409A.”

Section 24

     Section 9.3 of the Plan is hereby amended in its entirety to read as follows:

     “SECTION 9.3. Claims and Appeals Procedures.

     (a) The Plan Administrator shall determine the rights of any person to any Excess Retirement Benefits hereunder. Any person who believes that he has not received the Excess Retirement Benefits to which he is entitled under the Plan must file a claim in writing with the Plan Administrator specifying the basis for his claim and the facts upon which he relies in making such a claim. Such a claim must be signed by the claimant or his duly authorized representative (the “Claimant”).

     (b) Whenever the Plan Administrator denies (in whole or in part) a claim for benefits under the Plan, the Plan Administrator shall transmit a written notice of such decision to the Claimant, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period). Such notice shall be written in a manner calculated to be understood by the Claimant and shall state (i) the specific reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan’s claim review procedure and the time limits applicable thereto (including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review).

     (c) Within 60 days after receipt of denial of a claim, the Claimant must file with the Plan Administrator a written request for a review of such claim. If such an appeal is not filed within such 60-day period, the Claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, a named fiduciary designated by the Plan Administrator shall conduct a full and fair review of such claim. During such review, the Claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. For this purpose, the named fiduciary shall have the same power to interpret the Plan and make findings of fact thereunder as is given to the Plan Administrator under Section 9.1 above. The named fiduciary shall mail or deliver to the Claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the Claimant prior to the commencement of such extension). Such decision (i) shall be written in a manner calculated to be understood by the Claimant, (ii) shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and (iii) shall, to the extent permitted by applicable law, be final and binding on all interested persons. In addition, the notice of adverse determination shall also include statements that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the Claimant’s claim for benefits and a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.”

Section 25

     The first sentence of Section 9.5 of the Plan is hereby amended by deleting the phrase “The NACCO Industries, Inc. Benefits Committee” and replacing it with the phrase “The Company (with the approval or ratification of the Benefits Committee)” therein

Section 26

     The second sentence of Section 9.5 of the Plan is hereby amended by deleting the phrase “such Committee” and replacing it with the phrase “the Benefits Committee” therein.

Section 27

     Section 9.6 of the Plan is hereby amended in its entirety to read as follows:

     “SECTION 9.6. Termination.

     (a) The Board of Directors of the Company (or the Compensation Committee), in its sole discretion, may terminate this Plan at any time and for any reason whatsoever, except that, subject to Subsection (b) hereof, (i) no such termination may adversely affect any Participant’s Excess Retirement Benefit as of the date of such termination, and (ii) no such termination may suspend the crediting of earnings on the balance of a Participant’s Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Board (or Compensation Committee, as applicable). Subject to the foregoing provisions of this Subsection, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants as soon as practicable after the instrument is executed.

     (b) Notwithstanding anything in the Plan to the contrary, to the extent permitted under Code Section 409A, in the event of a termination of the Plan, the Company, in its sole and absolute discretion (but with the consent of the Benefits Committee or the Compensation Committee), shall have the right to change the time and form of distribution of Participants’ Excess Retirement Benefits, including requiring that all amounts credited to Participant’s Accounts hereunder be immediately distributed in the form of a lump sum payment.

     (c) Any Employer (other than the Company) that adopts the Plan may elect to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to such Employer; provided, however, that such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder. Such withdrawal and termination shall be expressed in an instrument executed by the terminating Employer on authority of its Board of Directors (or the applicable Committee thereof) and filed with the Company, and shall become effective as of the date designated in such instrument or, if no such date is specified, on the date of its execution. Notwithstanding any other provision of the Plan, if an Employer (other than the Company) ceases to be a member of the Controlled Group, to the extent permitted by Code Section 409A, the Plan shall automatically terminate with respect to such Employer and all amounts credited to the Accounts of Employees of such Employer shall be immediately payable in the form of a lump sum payment.”

Section 28

     A new Section 9.7 is hereby added to the end of the Plan, to read as follows:

     “Section 9.7 AJCA. Notwithstanding any provision of the Plan to the contrary, (a) the Company reserves the right to amend the Plan in any respect, without the consent of any person, in order to comply with Code Section 409A and (b) the provisions of Article IX of the Plan shall apply only to the extent permitted by Code Section 409A.”

     EXECUTED this 28th day of December, 2004.

THE NORTH AMERICAN COAL CORPORATION

By:	/s/ Charles A. Bittenbender

Title: Assistant Secretary